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                                                                EXHIBIT NO. 3.16

                                     BY-LAWS

                                       OF

                             MISSION SUPPLY COMPANY

                                    ARTICLE I

                                 GENERAL OFFICE

     The general office of this Company shall be 14609 West 106th Street, Lenexa, Kansas, or at such place or places as may hereinafter be designated by the Board of Directors.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

     1. Annual Meeting. The annual meeting of the Shareholders of the Company shall be held at 2:00 p.m. on the second Tuesday in April in each year, providing that if the first Monday in May shall fall on a holiday, then the meeting shall be held on the next following Monday. In the event that such annual meeting is omitted by oversight or otherwise on the date herein provided for, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner as provided for the annual Shareholders' meeting.

     2. Special Meetings. Special meetings of the Shareholders shall be held whenever called by the President or by one or more Shareholders who are entitled to vote and who hold a majority in interest of all the capital stock issued and outstanding.

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     3. Notice and Place of Meetings. Notices of all Shareholders' meetings stating the time, the place and, in case of a special meeting, the purpose for which such meeting is called, shall be delivered or given personally or by mail to each Shareholder not less than ten (10) days nor more than fifty (50) days prior thereto, by or at the direction of the President, Secretary, officer or other person calling the meeting. Shareholders' meetings shall be held at such place, either within or without the State of Kansas, as the Board of Directors, from time to time, shall have determined.

     4. Waiver of Notice and Consents. Whenever any notice whatever is required to be given by these By-laws or the Articles of Incorporation of this Company, or any of the corporation laws of the State of Kansas, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Any action of the Company which may be taken at a meeting of Shareholders or Directors may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all the Shareholders or Directors entitled to vote thereon. Such consents shall have the same force and effect as a unanimous vote of the Shareholders or Directors entitled to vote thereon. Such consents shall have the same force and effect as a unanimous vote of the Shareholders or Directors at a meeting duly held, and may be stated as such in any certificate or document filed under the corporation laws of the State of Kansas.

     5. Quorum. At any meeting of the Shareholders, a majority in interest of all the capital stock issued and outstanding, represented by Shareholders of record in person or by proxy, shall constitute a quorum; but a less interest may adjourn any meeting, and the meeting may be held as adjourned without further notice; provided, however, that

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Directors shall not be elected at meetings so adjourned. When a quorum is present at any meeting, a majority in interest of the stock represented thereat shall decide any question brought before such meetings.

     6. Proxy and Voting. Shareholders of record may vote at any meeting either in person or by a signed proxy in writing, which shall be filed with the Secretary before voting. Such proxies shall entitle the holders thereof to vote at any adjournment meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the final expiration of eleven (11) months from the date of its execution unless the Shareholder executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period. Each Shareholder, except as hereinafter otherwise provided, shall be entitled to one vote for each share of stock held by him. At all elections of directors of the Company, each Shareholder shall be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of Directors to be elected, and he may cast all of such votes for a single Director or he may distribute them among the number to be voted for or any two or more of them, as he may see fit.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     1. Number and Election. A Board of Directors shall be chosen by ballot at the annual meeting of the Shareholders or at any meeting held in place thereof as provided by law. The number of Directors of this Company shall be four. Each Director shall serve until the next annual meeting of the Shareholders and until his successor is

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duly elected and qualified. Directors need not be Shareholders in the Company or citizens or residents of the State of Kansas. Directors shall be of legal age.

     2. Powers. The Board of Directors shall have the entire management of the business of the Company. In the management and control of the property, business and affairs of the Company, the Board of Directors is hereby vested with all the powers possessed by the Company itself, so far as this delegation of authority is not inconsistent with the laws of the State of Kansas, with the Certificate of Incorporation of the Company or with these By-laws. The Board of Directors shall have power to determine what constitutes net earnings, profits, and surplus, respectively, what amount shall be reserved for working capital and for any other purpose, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.

     3. Meetings. Regular meetings of the Board of Directors shall be held each year immediately following the annual meeting of the Shareholders, and at such other times and places as the Board of Directors by vote may determine, and if so determined, no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or place whenever called by the President, notice thereof being given to each Director by the Secretary or by the persons or an officer calling the meeting, or at any time without formal notice, provided all the Directors are present, or those not present shall at any time waive or have waived notice thereof. Notice of special meetings, stating the time and place thereof, shall be given by mailing the same to each Director at his residence or business address at least three (3) days before the meeting, or by delivering the same to him personally, or telegraphing the same to him at his residence or business

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address. Such special meeting shall be held at such time and place as the notice thereof or waiver shall specify. The officers of the Company shall be elected by the Board of Directors at its regular meeting following its election by the Shareholders, and a meeting may be held without notice for this purpose immediately after the annual meeting of the Shareholders and at the same place.

                                   ARTICLE IV

                                    OFFICERS

     1. Number and Election. The officers of this Company shall consist of a President, an Executive Vice President, a Secretary and a Treasurer, and such other officers as the Board of Directors shall, from time to time, deem necessary and appoint. All officers shall be elected by a majority of the Board of Directors voting by written ballot.

     Any two officers, except those of President and Secretary, may be held by one and the same person at the same time.

     2. President. It shall be the duty of the President to manage, conduct and control the business of the Company, subject only to the direction of the Board of Directors. The President shall perform all the duties commonly incident to his office and shall perform such other duties as the Board of Directors may designate.

     3. Executive Vice President. It shall be the duty of the Executive Vice President to perform the duties of the President in his absence, sickness or inability to act. The Executive Vice President shall perform such duties as the President may designate.

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     4. Secretary. It shall be the duty of the Secretary to keep the minutes of the meetings of the Shareholders and of the Board of Directors and to perform such other duties as the Board of Directors may designate.

     5. Treasurer. It shall be the duty of the Treasurer to have the charge of and preserve all moneys, bills, notes and assets of the Company, and to perform such other duties as the Board of Directors may designate.

                                    ARTICLE V

                            RESIGNATIONS AND REMOVALS

     Any Director or officer of the Company may resign at any time by giving written notice to the Company, to the Board of Directors or to the President or to the Secretary of the Company. Any such resignation shall take effect at the time specified therein, or, if the time be not specified therein, upon its acceptance by the Board of Directors.

     The Shareholders, at any meeting called for that purpose, by vote of a majority of the stock issued and outstanding, may remove from office any Director or other officer elected or appointed by the Shareholders or Board of Directors, and elect or appoint his successor. The Board of Directors, by vote of not less than a majority of the entire Board, may remove from office any officer or agent elected or appointed by it.

                                   ARTICLE VI

                                    VACANCIES

     If the office of any Director, or officer or agent, becomes vacant by reason of death, resignation, removal, disqualification, or otherwise, the Directors or remaining Directors as the case may be, may by vote of a majority choose a successor or successors who shall hold office for the unexpired term. Vacancies in the Board of Directors may be

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filled for the unexpired term by the Shareholders at a meeting called for that purpose, unless such vacancy shall have been filled by the Board of Directors. Vacancies resulting from an increase in the number of Directors may be filled in the same manner.

                                   ARTICLE VII

                                TRANSFER OF STOCK

     The stock of this Company shall be transferred only on the books of the Company, and any transfer of stock shall be subject to the lien of the Company thereon for any indebtedness due the Company from the holder.

                                  ARTICLE VIII

                                   AMENDMENTS

     The By-laws of the Company may be amended, added to or repealed by vote of the holders of a majority of the issued and outstanding capital stock of this Company, at any meeting of the Shareholders, provided notice of the proposed change is given in the notice of meeting, or notice thereof is waived in writing.

                                   ARTICLE IX

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company shall indemnify each person (and the heirs and legal representatives of such person) who is or was a Director or officer of the Company, or of any other corporation which he served in any capacity at the request of the Company, against any and all liability and resulting from any claim, action, suit or proceeding (whether brought by or in the right of the Company or such other corporation or otherwise), civil, criminal, administrative or investigative, or threat thereof, or in connection with an appeal relating thereto, in which he may become involved, as a party

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or otherwise, by reason of his being or having been such Director or officer, or by reason of any past or future action or omission or alleged action or omission (including those antedating the adoption of this By-law) by him in such capacity, whether or not he continues to be such at the time such liability or expense is incurred; provided such person acted in good faith, in what he reasonably believed to be the best interest of the Company or such other corporation, as the case may be, and, in addition, with respect to any criminal action or proceeding had no reasonable cause to believe that his conduct was unlawful. As used in this Article, the terms "liability" and "expense" shall include, but not be limited to, counsel fees and disbursements and amounts paid in settlement by or on behalf of a Director or officer. The termination of any claim, action, suit or proceeding by judgment, settlement (whether with or without court approval) or conviction, or upon a plea of guilty or of nolo c ontendere, or its equivalent, shall not create a presumption that a Director or officer did not meet the standards set forth above. Any such Director or officer referred to in this Article who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding, shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made at the discretion of the Company, but only if (1) the Board of Directors, acting by a quorum consisting of Directors who are not involved in or have been wholly successful with respect to such claim, action, suit or proceeding, or if there be no such quorum, if (2) independent legal counsel (who may be a regular counsel of the Company), or other disinterested person or persons, in either case selected by the Board of Directors, shall find that the Director or officer has met the standard of conduct set forth above. Expenses incurred with respect to any such claim,

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action, suit or proceeding may be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless he is entitled to indemnification under this Article. The rights of indemnification provided in this Article shall be in addition to any rights to which any person concerned may otherwise be entitled by contract, United States statute or any State statute, or as a matter of law, and irrespective of the provisions of this Article, the Board of Directors may, at any time and from time to time approve indemnification of Directors, officers or employees to the full extent permitted by the provisions of the laws of the State of Kansas at the time in effect, whether on account of past or future transactions.

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